Exhibit 10.71
EXECUTION COPY
AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
Dated as of May 22, 2009
          AMENDMENT NO. 1 TO THE CREDIT AGREEMENT among APPLIED MATERIALS, INC., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citicorp USA, Inc., as agent (the “Agent”) for the Lenders.
          PRELIMINARY STATEMENTS:
          (1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of January 26, 2007 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
          (2) The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.
          SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:
          (a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Applicable Margin”, “Applicable Percentage”, “Base Rate” and “Public Debt Rating” in their entirety and substituting in lieu thereof the following:
     “Applicable Margin” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

	Applicable Margin	Applicable Margin
Public Debt Rating	for Base Rate	for Eurodollar Rate
S&P/Moody’s	Advances	Advances
Level 1
A+/A1 or above	***	***
Level 2
A/A2	***	***
Level 3
A-/A3	***	***
Level 4
BBB+/Baa1	***	***
Level 5
Lower than Level 4 or unrated	***	***

***	INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     “Applicable Percentage” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating
S&P/Moody’s	Applicable Percentage
Level 1
A+/A1 or above	***
Level 2
A/A2	***
Level 3
A-/A3	***
Level 4
BBB+/Baa1	***
Level 5
Lower than Level 4 or unrated	***
     “Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:
     (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;
     (b) 1/2 of one percent per annum above the Federal Funds Rate; and
     (c) the British Bankers Association Interest Settlement Rate applicable to Dollars for a period of one month (“One Month LIBOR”) plus 1.00% (for the avoidance of doubt, the One Month LIBOR for any day shall be based on the rate appearing on Reuters LIBOR01 Page (or other commercially available source providing such quotations as designated by the Agent from time to time) at approximately 11:00 a.m. London time on such day).
     “Public Debt Rating” means, as of any date for S&P, the lowest rating that has been most recently announced by S&P for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower and, as of any date for Moody’s, the lowest rating that has been most recently announced by Moody’s for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 5 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating unless the such ratings differ by two or more levels, in which case the applicable

***	INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

level will be deemed to be one level above the lower of such levels; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.
          (b) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition “Applicable Utilization Fee” in its entirety.
          (c) Section 1.01 is amended by adding the following definitions in appropriate alphabetical order:
     “Affected Lender” means any Lender that (a) is a Defaulting Lender, (b) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) is (or whose parent company is) in bankruptcy or insolvency proceedings, has had a receiver, conservator, trustee or custodian appointed for it, or has taken any corporate action authorizing, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
     “Defaulted Advance” means any Advance that a Defaulting Lender has failed to make.
     “Defaulting Lender” means any Lender that (i) failed to fund any portion of its Advances within three Business Days of the date required to be funded by it hereunder, (ii) notified the Borrower, the Agent, or any Lender in writing that it does not intend to fund any of its Commitments, (iii) has made a public statement or announcement to the effect that it does not intend to fund or honor its commitments under agreements in which it has committed to extend credit or (iv) failed, within three Business Days after request by the Agent, to confirm it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances.
          (d) Section 2.04 is hereby amended by adding the words “(a) Optional Ratable Termination or Reduction” immediately preceding the first sentence contained therein and adding the following new subclause (b) immediately after the end of the last sentence therein:
     (b) Non-Ratable Reduction. The Borrower, at its sole discretion, shall have the right, but not the obligation, at any time so long as no Event of Default has occurred and is continuing, upon at least ten Business Days’ notice to an Affected Lender (with a copy to the Agent), to terminate in whole such Affected Lender’s Commitment. Such termination shall be effective with respect to such Affected Lender’s Unused Commitment on the date set forth in such notice, provided, however, that such date shall be no earlier than ten Business Days after receipt of such notice. Upon termination of a Lender’s Commitment under this Section 2.04(b), the Borrower will pay all principal of, and interest accrued to the date of such payment on, Advances owing to such Affected Lender and pay any accrued fees payable to such Affected Lender pursuant to the provisions of Section 2.03, and all other amounts payable to such Affected Lender hereunder (including, but not limited to, any increased costs or other amounts owing under Section 2.10, any indemnification for taxes under Section 2.13, and any compensation payments due as provided in Section 8.04); and upon such payments, the obligations of such Affected Lender hereunder shall, by the provisions hereof, be released and discharged; provided, however, that (i) such Affected Lender’s rights under Sections 2.10, 2.13 and 8.04, and its obligations under Sections 7.05 and 8.08 shall survive such release and discharge as to matters occurring prior to such date; and (ii) no claim that the Borrower may have against such Affected Lender arising out of such Affected Lender’s default hereunder shall be released or impaired in any way. The aggregate amount of the Commitments of the Lenders once reduced pursuant to this Section 2.04(b) may not be reinstated; provided further, however, that if pursuant to this Section 2.04(b), the Borrowers shall pay to an Affected Lender any principal of, or interest accrued on, the Advances owing to such Affected Lender, then the Borrower shall either (x) confirm to the Agent that the conditions set forth in Section 3.02 are met on and as of such date of payment or (y) pay or cause to be paid a ratable payment of principal and interest to all Lenders who are not Affected Lenders.
          (e) Section 2.06(a) is amended by deleting the phase “plus (z) the Applicable Utilization Fee in effect from time to time” in each of the places such phrase appears.
          (f) Article II is hereby amended by inserting at the end thereof the following new Section 2.19:
     SECTION 2.19 Defaulting Lenders. Anything contained herein to the contrary notwithstanding, (a) to the extent permitted by applicable law, any prepayment of the Advances shall, if the Borrower so directs at the time of making such prepayment, be applied to the Advances of Lenders other than any Defaulting Lender as if such Defaulting Lender had no Advances outstanding; and (b) the aggregate amount of the Advances as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Advances of such Defaulting Lender for purposes of determining the aggregate amount of the total Commitments available to be drawn by the Borrower.
     No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.19, performance by any Borrower or any Lender of its obligations hereunder shall not be excused or otherwise modified as a result of any failure by a Defaulting Lender to fund or the operation of this Section 2.19. The rights and remedies against a Defaulting Lender under this Section 2.19 are in addition to other rights and remedies that the Borrower, the Agent or any other Lender may have against such Defaulting Lender with respect to any Defaulted Advance.
          (g) Section 4.01(d) is hereby amended (i) by replacing the date “October 29, 2006” with the date “October 26, 2008” in both places such date appears and (ii) by replacing the phrase “2006 Form 10-K” with the phrase “2008 Form 10-K”.
          (h) Section 4.01(e) is hereby amended by replacing the phrase “2006 Form 10-K” with the phrase “2008 Form 10-K”.
          (i) Section 5.03 is amended in full to read as follows:
     SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a) Debt/Capital Ratio. Maintain, as of the last day of each fiscal quarter, a ratio of Consolidated Funded Debt to the sum of Consolidated Funded Debt plus Consolidated shareholders’ equity of not greater than ***.
          (b) Maintenance of Cash and Investments. Maintain, as of last day of each fiscal quarter and on the date of any Borrowing, an aggregate Consolidated balance of unrestricted and unencumbered cash, cash equivalents and short and long-term investments minus the aggregate principal amount of the Advances outstanding on such date in an amount of not less than ***; provided that not less than *** of such unrestricted and unencumbered cash, cash equivalents and short and long-term investments shall be maintained by the Borrower and its wholly-owned U.S. Subsidiaries; provided further that for purposes of the foregoing calculations of long-term investments, such investments shall not include any non-public private equity investments.
          (j) Section 8.07(a) is amended by adding immediately after the phrase “under Section 2.13” the phrase “or such Lender becoming an Affected Lender”.
          SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders and the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Required Lenders (unless otherwise specified) and in sufficient copies for each Lender:
          (a) Certified copies of the general resolutions of the Board of Directors of the Borrower which authorize the Borrower to enter into this Amendment, the Credit Agreement as amended hereby and the matters contemplated hereby and thereby and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, the Credit Agreement and the matters contemplated hereby and thereby.
          (b) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered hereunder and thereunder.
          (c) A favorable opinion of Vice President, Legal Services of the Borrower and of Orrick, Herrington & Sutcliffe LLP, in substantially the forms of Exhibit A and Exhibit B, respectively, hereto and as to such other matters as any Lender through the Agent may reasonably request.
          (d) A certificate signed by a duly authorized officer of the Borrower stating that:
     (i) The representations and warranties contained in Section 3 of this Amendment, and in Section 4.01 of the Credit Agreement, as amended hereby, are correct on and as of the date of such certificate as though made on and as of such date; and

***	INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (ii) No event has occurred and is continuing that constitutes a Default.
          SECTION 3. Representations and Warranties of the Borrower The Borrower represents and warrants as follows:
          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.
          (b) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene or constitute a default under (i) the certificate of incorporation or by-laws of the Borrower, (ii) any agreement that purports to affect the Borrower’s ability to borrow money or the Borrower’s obligations under the Agreement, as amended hereby, or any judgment, injunction, order or decree binding upon the Borrower or any of its Subsidiaries, (iii) any provision of material applicable law or regulation or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries not otherwise permitted by Section 5.02(a) of the Credit Agreement.
          (c) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement, as amended hereby, each constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity.
          (d) There is no action, suit or proceeding pending against, or to the knowledge of the Borrower any investigation, action, suit or proceeding threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of this Amendment or the Credit Agreement, as amended hereby.
          SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
          (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

          SECTION 5. Costs and Expenses The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.
          SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

APPLIED MATERIALS, INC.

By Title:	/s/ Robert Friess Treasurer

CITICORP USA, INC., as Agent and as a Lender

By Title:	/s/ Kevin Ege Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., SEATTLE BRANCH

By Title:	/s/ Victor Pierzchalski Authorized Signatory

JPMORGAN CHASE BANK, N.A.

By Title:	/s/ Sharon Bazbaz Vice President

KEYBANK NATIONAL ASSOCIATION

By Title:	/s/ Raed Y. Alfayoumi Vice President

BANK OF AMERICA, N.A.

By Title:	/s/ Kevin McMahon Senior Vice President

THE BANK OF NEW YORK MELLON

By Title:	/s/ Daniel Lenckos First Vice President

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to the assets of William Street Commitment Corporation)

By Title:	/s/ Mark Walton Assistant Vice President

MORGAN STANLEY BANK

By Title:	/s/ Melissa James Authorized Signatory

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED

By Title:	/s/ Jiang Tao General Manager, Banking Dept.

DBS BANK LTD., LOS ANGELES AGENCY

By Title:	/s/ James McWalter General Manager

CHINA CONSTRUCTION BANK CORPORATION

By Title:	/s/ Wei, Cheng Guo Deputy General Manager, Shaan Xi Branch

BANK OF CHINA, NEW YORK BRANCH

By Title:	/s/ William W. Smith Deputy General Manager